EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

Dated: August 21, 2023

By:	/s/ Paul B. Manning
Name:	Paul B. Manning

THE PAUL B. MANNING REVOCABLE TRUST DATED MAY 10, 2000

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Trustee

THE PBM 2023 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Trustee

BKB GROWTH INVESTMENTS, LLC

By: Tiger Lily Capital, LLC, its Manager

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Manager

By:	/s/ Bradford Manning
Name:	Bradford Manning
Title:	Manager

BKB G2 INVESTMENTS, LLC

By: Tiger Lily Capital, LLC, its Manager

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Manager

By:	/s/ Bradford Manning
Name:	Bradford Manning
Title:	Manager